                                  EXHIBIT 10.3













                                  PENTAIR, INC.



                                RESTORATION PLAN





















                AS AMENDED AND RESTATED EFFECTIVE AUGUST 23, 2000

                                  PENTAIR, INC.
                                RESTORATION PLAN


         SECTION 1. NAME OF PLAN. This plan shall be known as the Pentair, Inc. Restoration Plan.

         SECTION 2. GENERAL DEFINITIONS. Unless the context requires otherwise, when used herein the terms listed below, when capitalized or applied to such capitalized terms, shall have the following meanings:

         (1) "ADJUSTMENT FACTOR" is the factor used in adjusting the Pension Amount to reflect the period of time between the date a Participant has a Termination of Employment and his or her Benefit Commencement Date. The Adjustment Factor shall be the same adjustment factor applicable to such Participant under the SERP.

         (2) "ADMINISTRATOR" is the Company.

         (3) "BENEFICIARY" is a person entitled to receive benefits, if any, payable under the Plan after a former Participant's death.

         (4) "BENEFIT COMMENCEMENT DATE" is the first day of the first calendar month as of which a Participant's Retirement Benefit is payable and shall be the same date as the Participant's benefit commencement date under the SERP.

         (5) "BENEFIT SERVICE" is the number of Years of Service, beginning with the calendar year which includes the individual's Benefit Service Date, during which an individual completes 1,000 Hours of Service as an Eligible Employee.

         (6) "BENEFIT SERVICE DATE" is the date from and after which an individual may earn Benefit Service, and shall be the same date as an individual's benefit service date under the SERP.

         (7) "BENEFIT SERVICE PERCENTAGE" is the sum of the percentages for each Year of Benefit Service completed, with the percentage for each such year determined as described below and dependent upon the individual's age in whole years as of the first day of the calendar year in which that Year of Benefit Service is completed.

           Attained Age in Whole Years
            at Beginning of Relevant
             Year of Benefit Service                                       Percentage
             -----------------------                                       ----------
                    < 25                                                        4%
                > 25 and < 35                                                 5.5%
                -
                > 35 and < 45                                                   7%
                -
                > 45 and < 55                                                   9%
                -
                    > 55                                                       12%
                    -

         Example: Employee A, date of birth January 25, 1954, has a Benefit Service Date of May 1, 1999. Employee A remains an Eligible Employee and completes 1,000 Hours of Service in each calendar year from and including 1999 through 2010. Employee A retires on March 1, 2011 and does not complete 1,000 Hours of Service in that year. Employee A's Benefit Service Percentage is 109% computed as follows:

       Year of Benefit Service              Percentage
       -----------------------              ----------
                 1999                             7%
      2000 - 2009, inclusive                     90%
                 2010                            12%
                                               -----
                                  Total         109%

         (8) "CHANGE IN CONTROL" is a change in control of the Company as defined in the KEESA.

         (9) "CODE" is the Internal Revenue Code of 1986, as amended.

         (10) "COMMITTEE" is the Compensation and Human Resources Committee of the Board of Directors of the Company.

         (11) "COMPANY" is Pentair, Inc., a Minnesota corporation.

         (12) "COMPENSATION" is any item or class of remuneration or part thereof listed or described in the left-hand column of Schedule 1 and not any such items listed or described in the right-hand column of Schedule 1. In the event a remuneration item is not listed or described in Schedule 1, the Administrator shall determine whether such item is included or excluded from Compensation by taking into account the nature of the item and its similarity to an item which is so listed.

         (13) "CONVERSION FACTOR" is the factor used to convert the Pension Amount into the Normal Form of Benefit, and shall be the same as the conversion factor under the SERP.

         (14) "COVERED COMPENSATION" is Final Average Compensation reduced by
Section 401(a)(17) Compensation.

         (15) "COVERED TERMINATION" is a covered termination, as defined in the KEESA, which entitles a Participant to a termination payment pursuant to Sections 8 and 9(a) of the KEESA.

         (16) "DISABLED" OR "DISABILITY" is a physical or mental condition, resulting from sickness or injury, other than an injury which is self-induced, which would entitle the Participant to permanent and total disability benefits under the Company's long-term disability plan (regardless of whether the Participant is covered by such plan).

         (17) "EFFECTIVE DATE" of the Plan is January 1, 1999; the effective date of this amended and restated Plan document is August 23, 2000.

         (18) "ELIGIBLE EMPLOYEE" is an individual who is an eligible employee under the SERP.

         (19) "EMPLOYER COMPANY" is the Group member which employs a Participant as of the date the Participant has a Termination of Employment.

         (20) "ERISA" is the Employee Retirement Income Security Act of 1974, as amended.

         (21) "FINAL AVERAGE COMPENSATION" is the average Compensation determined by averaging Compensation in those five (5) consecutive calendar years out of the last ten (10) consecutive calendar years, ending with the calendar year which ends coincident with or immediately preceding the date the Participant has a Termination of Employment or otherwise ceases to be an Eligible Employee, whichever occurs first, for which the average Compensation is the highest.

         Notwithstanding the immediately preceding paragraph, Final Average Compensation shall not be less than the average Compensation for the sixty (60) months immediately preceding the date the Participant has a Termination of Employment or otherwise ceases to be an Eligible Employee, whichever occurs first, determined as the sum of Compensation in the final calendar year of such employment plus Compensation in each of the four (4) calendar years preceding the final calendar year of such employment plus a percentage of the Compensation for the entire fifth calendar year preceding the final calendar year of such employment; such percentage shall be determined as twelve minus the number of full calendar months for which Compensation was payable in the final calendar year of such employment divided by the number of months for which Compensation was paid in the fifth calendar year preceding the final calendar year of such employment.

         (22) "GROUP" is the Company and any other corporation, business trust, partnership, joint venture, limited liability company, or other legal entity, in which the Company owns (directly or indirectly) fifty percent (50%) or more of the voting stock or rights analogous to voting stock. Any such other corporation, business trust, partnership, joint venture, limited liability company, or other legal entity shall be considered a member of the Group only for the period such ownership exists.

         (23) "HOUR OF SERVICE" has the meaning provided in Section 3(d)(1).

         (24) "JOINT AND SURVIVOR ANNUITY" is a monthly annuity (rounded to the nearest whole dollar amount) commencing as of the Participant's Benefit Commencement Date, which is the actuarial equivalent (determined by applying the factors set forth in Table 2 of the SERP) of the Participant's Normal Form of Benefit commencing as of the same date, under which the last monthly payment is made for the month in which the Participant dies or, if the Participant is survived by the Spouse to whom the Participant was married on the Benefit Commencement Date, the month in which such surviving Spouse dies, and under which the monthly benefit payable to such Spouse surviving is equal to the monthly benefit payable during the life of the Participant.

         (25) "KEESA" is the Key Executive Employment and Severance Agreement between the Company and key executives, as approved by the Company's board of directors effective August 23, 2000.

         (26) "NORMAL FORM OF BENEFIT" is a monthly annuity, commencing as of the Participant's Benefit Commencement Date, payable for a term certain of one hundred eighty (180) consecutive months, and shall be determined by dividing the Participant's Pension Amount by the Conversion Factor, with such monthly annuity rounded to the nearest whole dollar amount.

         (27) "PARTICIPANT" is an Eligible Employee who has become a participant under the SERP. Once an individual becomes a Participant, he or she shall remain a Participant, except as provided in Section 3, until the first to occur of his or her death and Termination of Employment for a reason other than death; provided, however, if the individual has a non-forfeitable right to a Retirement Benefit as of the date he or she has such a Termination of Employment (determined without regard to the forfeiture provision of Section 6(b) unless such section has been actually enforced as to such individual), then absent death the individual shall remain a Participant until the individual has received his or her entire Retirement Benefit or the Retirement Benefit has been forfeited as provided for in Section 6(b).

         (28) "PARTICIPATION DATE" is an Eligible Employee's participation date under the SERP.

         (29) "PENSION AMOUNT" is an amount equal to the Participant's Covered Compensation multiplied by his or her Benefit Service Percentage, with such amount then multiplied by the Adjustment Factor if the Participant survives to his or her Benefit Commencement Date.

         (30) "PENSION PLAN" is the Pentair, Inc. Pension Plan.

         (31) "PLAN" is the retirement plan herein described. When this term is modified by or with reference to a certain date (e.g., Plan as in effect before year XXXX), it shall refer to the Plan as described in the Plan document in effect for the period referenced.

         (32) "RETIREMENT BENEFIT" is the Plan monthly retirement benefit payable under the Normal Form of Benefit or the Joint and Survivor Annuity.

         (33) "SECTION 401(a)(17) COMPENSATION" is the amount which would constitute Final Average Compensation if the determination of Final Average Compensation was limited by the provisions of Code section 401(a)(17) (or any successor provision thereto). Except as modified pursuant to the Administrator's discretion as provided for under Section 3(f)(2), for this purpose Code section 401(a)(17) shall be applied as under the Pension Plan, regardless of whether the Participant concerned is covered by the Pension Plan or any other tax-qualified defined benefit plan sponsored by a Group member.

         (34) "SERP" is the Pentair, Inc. 1999 Supplemental Executive Retirement Plan as amended and restated effective August 23, 2000, but without regard to Appendix A thereto. A later amendment to such plan shall not be considered hereunder (i.e., references herein to the SERP shall be to such plan as in effect before the amendment) unless and until such amendment is specifically made applicable to the Plan by the Committee.

         (35) "SPOUSE" is an individual, of a sex opposite to that of a Participant, whose marriage to a Participant is recognized under the laws of the United States (or one of the United States) or any other generally recognized jurisdiction.

         (36) "TERMINATION OF EMPLOYMENT" is any event by which there is no longer an employer-employee relationship between any Group member and an individual, including such termination caused by the individual's retirement, resignation, dismissal, death, or Disability; provided, however, in the event of Disability for purposes of the Plan the date of Termination of Employment shall be as determined under Section 3(e).

         (37) "YEAR OF SERVICE" is a calendar year in which an individual completes 1,000 Hours of Service.

         SECTION 3. PARTICIPATION, VESTING AND BENEFIT SERVICE, AND RULES GOVERNING THE CREDITING OF SERVICE, DISABILITY AND THE DETERMINATION OF COMPENSATION AND FINAL AVERAGE COMPENSATION. (a) Participation. (1) General. The primary purpose of the Plan is to provide supplemental retirement benefits to Eligible Employees to reflect the loss of pension benefits under tax-qualified defined benefit plans sponsored by a member or members of the Group due to the provision of Code section 401(a)(17). It is intended that the employees covered by the Plan constitute a select group of management or highly paid employees, within the meaning of ERISA section 201(2), of the Group. Except as provided in
Section 3(d)(6), in the event an individual who is not within such a select group becomes covered by the Plan, then notwithstanding any Plan provision to the contrary such individual's participation in the Plan shall immediately cease and retroactively he or she shall be treated as never having been covered by the Plan.

         Because the Plan is described in ERISA section 201(2), and other ERISA provisions corresponding thereto, certain provisions of ERISA do not apply to it and the benefits earned thereunder, including the provisions of Parts 2, 3, and 4 of Title I of ERISA relating to participation and vesting, funding, and fiduciary responsibilities, respectively. In addition, the Plan is not a tax-qualified plan under the Code, and thus the Plan and benefits paid hereunder are not subject to certain rules which apply to benefits payable under such qualified plans, including the manner in which a Participant's or Beneficiary's Plan benefits are subject to income tax.

                  (2) Repeal of Code Section 401(a)(17). Notwithstanding any other provision of the Plan to the contrary, if Code section 401(a)(17) is repealed and no similar or corresponding provision is immediately enacted to replace it, then until further action by the Committee, if any, the Covered Compensation and Benefit Percentages of each Participant shall be frozen as of the end of the calendar year which includes the effective date of such repeal; provided, however, upon a Change in Control this Section 3(a)(2) shall not apply to a Participant so long as such Participant may incur a Covered Termination with respect to that Change in Control and shall not apply thereafter to a Participant who incurs a Covered Termination with respect to that Change in Control.

         (b) Vesting. (1) General. Except as otherwise expressly provided herein, all benefits otherwise payable under the Plan to or with respect to a Participant shall be forfeited if the Participant has a Termination of Employment before completing five (5) Years of Service.

                  (2) Death or Disability. A Participant who incurs a Termination of Employment by reason of his or her death or Disability shall be considered to have completed five (5) Years of Service, immediately before such event, for purposes of applying paragraph (1) immediately preceding.

                  (3) Automatic Acceleration of Vesting. If a Participant has entered into a KEESA and such Participant incurs a Covered Termination, then immediately before such termination the Participant shall be considered to have completed five (5) Years of Service for purposes of applying paragraph (1) immediately preceding.

                  (4) Other Forfeiture. Notwithstanding the foregoing provisions of this Section 3(b) or the number of Years of Service completed or deemed completed, all benefits otherwise payable under the Plan to or with respect to a Participant or former Participant shall be subject to forfeiture to the extent provided in Section 6(b).

         (c) Benefit Service. (1) Death. An individual who ceases to be a Participant and incurs a Termination of Employment by reason of death shall be considered to have completed a Year of Service in the year of death for purposes of determining the Benefit Service earned by such individual, regardless of the Hours of Service credited for such year.

                  (2) Benefit Service Upon a Covered Termination. If a Participant has entered into a KEESA and such Participant incurs a Covered Termination, then immediately before such termination the Participant shall be credited with additional Years of Service for determining Benefit Service equal to the lesser of (i) three (3) and (ii) the greater of (x) seven (7) minus the Benefit Service credited to such Participant under the Plan, determined without regard to this Section 3(c)(2), as of the first day of the Plan Year beginning immediately after such termination and (y) zero (0); provided, however, the Benefit Percentage for each such additional year of service, if any, shall be determined based upon what would be the Participant's attained age in whole years as of January 1 of each calendar year beginning after the date of the Covered Termination corresponding to such additional year of service (e.g., if the Participant, date of birth March 3, 1947, incurs a Covered Termination in the year 2000 and receives three (3) additional years of service hereunder, then the aggregate Benefit Percentage for such years shall be 30% (9% + 9% + 12%). The Benefit Service provided for by this Section 3(c)(2) shall be in addition to a Participant's Benefit Service under the Plan determined without regard to this
Section 3(c)(2).

         (d) Service Credits. (1) General. Subject to other Plan provisions, a Participant's Years of Service shall be based upon the completion of 1,000 Hours of Service during a calendar year. For this purpose an Hour of Service is each hour which an individual is paid or entitled to payment from a Group member for
(i) the performance of duties as its employee and (ii) reasons related to such employment but other than for the performance of duties, such as vacation, illness, jury duty, military duty or leave of absence other than (x) payments made or due under a plan maintained solely to comply with worker's compensation, unemployment compensation, or disability insurance laws, or (y) payments made solely for reimbursement of medical or medically related expenses; provided, however, no more than 501 Hours of Service shall be credited under clause (ii) immediately preceding for any single continuous period during which no duties as such an employee are performed. An individual shall not receive duplicate Hour of Service credits for the same period of service or absence.

         Regardless of the actual number of Hours of Service completed during a year, in determining whether 1,000 Hours of Service have been completed during a calendar year an individual shall be credited with forty-five (45) Hours of Service for each calendar week the individual is otherwise credited with an Hour of Service pursuant to the immediately preceding paragraph.

                  (2) No Vesting Service Before Participation Date. No Year of Service completed before the calendar year which includes an individual's Participation Date shall be considered for purposes of applying Section 3(b)(1).

                  (3) Non-Duplication of Service Credit. In no event shall a Participant be credited for more than one (1) Year of Service with respect to any one (1) calendar year. In the event service credit for a period must be provided under the Plan by reason of applicable law (e.g., USERRA) and such credit duplicates service credit otherwise provided under the Plan, then the service crediting provision which is most beneficial to the Participant under the circumstances shall be applied but without duplication of service credit for the same period.

                  (4) Leaves of Absence. In the sole discretion of the Committee, a Participant may be granted service credit for a period of absence from active employment due to illness, personal circumstances, or such other events as the Committee may authorize under the circumstances and in such amount or manner of service credit as the Committee deems appropriate under the circumstances, but in no event shall such service credit duplicate any such credit otherwise provided under the Plan for the same period. Unless otherwise expressly provided by the Committee, however, in no event shall a Participant earn Benefit Service during the period of such absence.

                  (5) Break in Service. Except as determined in the sole discretion of the Committee, if a Participant incurs a Termination of Employment before he or she has a nonforfeitable right to a Retirement Benefit by reason of
Section 3(b)(1) and thereafter returns to employment with a Group member, all service credits earned prior to such termination shall be ignored and, if the individual again becomes a Participant, the individual's service credits under the Plan shall be determined as if he or she had not been previously employed by any Group member.

                  (6) Transfer. If an individual becomes a Participant and subsequently, and without a Termination of Employment, becomes employed as other than an Eligible Employee, then upon the occurrence of such event the individual shall cease all active participation under the Plan (e.g., he or she will no longer accrue benefits under the Plan). To the extent permitted without causing the Plan to be outside the provisions of ERISA section 202(1), such an individual shall continue to be covered by the Plan with respect to determining his or her vesting rights and for purposes of applying Plan provisions related to the payment of nonforfeitable benefits, except (i) such an individual may not elect a delayed Benefit Commencement Date and (ii) the Adjustment Factor shall be determined as if the Participant had incurred a Termination of Employment as of the date he or she becomes employed as other than an Eligible Employee. If such continued treatment of the individual would cause the Plan to be outside the provisions of ERISA section 202(1), or the Committee in its sole discretion determines that such continuation may have that result, then notwithstanding any other Plan provisions (i) if the individual had a non-forfeitable right (determined without regard to Section (6)(b) unless such section has been actually enforced as to such individual) to a Retirement Benefit as of the date of such transfer, the Pension Amount (determined by applying an Adjustment Factor of one (1)) shall be immediately paid to the individual in a lump sum; provided, however, the Committee, in its sole discretion, may direct that such Pension Amount immediately commence to be paid to the individual in the Normal Form of

Benefit; and (ii) if the individual had no such non-forfeitable right, he or she shall be treated as described in the last sentence of the first paragraph of
Section 3(a)(1).

         (e) Disability. (1) General. This Section describes special service credit and other rules which apply to a Participant who becomes Disabled before age sixty-five (65) and while he or she is an Eligible Employee (i.e., a "Disabled Participant"). In no event shall a Participant be considered Disabled until and unless he or she supplies all information and takes all acts (e.g., submits to medical examinations) reasonably requested by the Administrator to establish the fact of his or her Disability.

                  (2) Credit for Benefit Service. A Disabled Participant shall receive credit for Benefit Service during the Disability period. This service credit shall be determined, without duplication of other service credit provided under the Plan for the same period, based upon the complete whole years (with fractional years being rounded to the nearest whole year) which elapse during the Disability period. The Disability period shall begin on the date of Disability as determined by the Administrator, taking into account any applicable waiting period (e.g., end of short-term disability period) prescribed by the Administrator for this purpose, and shall end on the earlier of (i) the date the Participant is no longer Disabled or is considered not to be Disabled,
(ii) the date the Disabled Participant attains age sixty-five (65), (iii) the date of the Participant's death, and (iv) if the Participant elects to receive a Retirement Benefit before the dates described in clauses (i), (ii) and (iii) immediately preceding, the end of the calendar month immediately preceding the Benefit Commencement Date. Except as otherwise inconsistent with other Sections or parts of the Plan and solely for determining whether a Participant has incurred a Termination of Employment under the Plan (e.g., determining when a Participant is entitled to commence receiving the Retirement Benefit), a Participant shall not be considered to have incurred a Termination of Employment during the Disability period.

                  (3) Covered Compensation. Except as described in the immediately following paragraph, a Participant's Covered Compensation, determined as of the beginning of the Disability period, shall not change during the Disability period, and if a Disabled Participant recovers from the Disability before attaining age sixty-five (65) and returns to employment as an Eligible Employee, Covered Compensation shall be determined as otherwise provided under the Plan and by assuming the Participant's (x) Compensation during the Disability period was equal to the Participant's Final Average Compensation as of the beginning of the Disability period and (y) Section 401(a)(17) Compensation during the Disability period was equal to the Participant's Section 401(a)(17) Compensation as of the beginning of the Disability period.

         Notwithstanding the immediately preceding paragraph, a Disabled Participant's Covered Compensation shall be decreased during the Disability period if and to the extent such Participant's final average compensation or similar amount taken into account under the Pension Plan (or any other tax-qualified defined benefit plan sponsored by a Group member) increases due to the imputation of compensation, during the Disability period and by reason of such disability, for purposes of determining retirement benefits under such plan. In such event, the Participant's Covered Compensation during the Disability period shall be decreased by the same amount by which final average compensation under such other plan is so increased, and clause (y) of the immediately preceding paragraph shall be applied by substituting the phrase "as of the end of the Disability period" for the phrase "as of the beginning of the Disability period."

                  (4) Recovery from Disability. If a Disabled Participant recovers from the Disability prior to age sixty-five (65) and the Participant does not return to employment with the Group, he or she shall be entitled to Retirement Benefits in accordance with the other terms and provisions of the Plan as modified by the provisions of this Section 3(e). If the Disabled Participant recovers from the Disability prior to age sixty-five (65) and the Participant returns to employment with a Group member as an Eligible Employee, he or she shall be entitled to a Retirement Benefit in accordance with the terms and provisions of the Plan as modified by the provisions of this Section 3(e), and by taking into account the Participant's service and other relevant factors after he or she returns to such employment. If the Disabled Participant does not recover from the Disability prior to age sixty-five (65), he or she shall be entitled to a Retirement Benefit commencing as of the first day of the month after attaining such age; provided, however, in that event the Disabled Participant may not elect a delayed Benefit Commencement Date.

                  (5) Death During the Disability Period. If a Disabled Participant dies during the Disability period, a death benefit shall be paid after such Disabled Participant's death to the extent provided in Section 4.

                  (6) Proof of Disability. The Administrator shall determine whether and when a Participant is Disabled and may adopt such rules and procedures as it deems appropriate for this purpose. Once a Participant is determined to be Disabled, the Administrator may require the Participant to verify that he or she remains Disabled, and such verification may include requiring the Participant to submit to one or more medical examinations. If a Participant fails to supply information or take action as requested by the Administrator in order to determine whether the Participant is or remains Disabled, the Participant shall not be considered Disabled or shall be considered to have recovered from the Disability, as the case may be.

         (f) Compensation. (1) General. Compensation, Final Average Compensation and Section 401(a)(17) Compensation shall be determined solely with respect to such remuneration earned from and after a Participant's Benefit Service Date and during the period of employment as an Eligible Employee. In the event a Participant is employed with a Group member before becoming an Eligible Employee or, subject to the provisions of Section 3(d)(6), after ceasing to be an Eligible Employee, the Administrator shall determine such compensation allocable to periods of such employment in each capacity in such manner as it deems reasonable in its sole discretion under the circumstances (e.g., allocation of MIP bonuses for the year in which an individual is promoted to an Eligible Employee).

                  (2) Determination. The amount of Compensation, Final Average Compensation and Section 401(a)(17) Compensation shall be as determined from the books and records of the employing Group member and shall be determined on the basis of when such remuneration is paid to the Participant; provided, however, items of remuneration or portions thereof may be determined on the basis of when the item is earned (in which case the item or portion shall not be again counted when paid) by the Participant if and to the extent the Administrator determines such treatment is appropriate under the circumstances (e.g., including MIP bonuses earned during the final year of employment as Compensation before such bonus is actually paid; including an amount deferred at the election of the Participant as Compensation when it otherwise would have been paid but for such election).

                  (3) Less Than Five Years of Service. For purposes of determining Final Average Compensation, if the Participant's relevant Compensation history is for less than the stated period of time (e.g., less than five (5) years; less than ten (10) years), then such actual period shall be substituted in determining Final Average Compensation (e.g., if the individual has six (6) years of Compensation history, the high five (5) consecutive years within such six (6) years shall be used in determining the average; if the individual has three (3) years of Compensation history, all such Compensation shall be used in determining the average).

         SECTION 4. PAYMENTS IN THE EVENT OF DEATH BEFORE THE BENEFIT COMMENCEMENT DATE. A pre-retirement death benefit shall be payable under the same events, at the same time, in the same way and to the same persons and in the same proportions, and subject to the same adjustments, terms and conditions as provided for the pre-retirement death benefit payable under Section 4 of the SERP, but solely with respect to the Pension Amount hereunder.

         SECTION 5. PAYMENT OF RETIREMENT BENEFITS. A Retirement Benefit shall be payable under the same events, at the same time, in the same way and to the same persons and in the same proportions, and subject to the same adjustments, terms and conditions as provided for the retirement benefit payable under
Section 5 of the SERP, but solely with respect to the Pension Amount hereunder.

         SECTION 6. CONFIDENTIALITY, COVENANTS NOT TO COMPETE, AND NON-SOLICITATION. (a) General. Each Eligible Employee acknowledges that as a key executive of the Company or other Group member he or she has become familiar and will continue to be familiar with the trade secrets, know-how, executive personnel, strategies, other confidential information and data of the Group and its members. Each Eligible Employee further acknowledges that the financial security of the Group and the Company's shareholders depends in large part on the efforts of executives like the Eligible Employee, and that a basic premise for the Plan is to compensate such individuals for their efforts in causing the Group to grow and prosper, thereby helping to insure the Group's financial future for years well beyond the time the individual leaves. Therefore, in consideration of the extension of the Plan to an Eligible Employee, he or she agrees that (i) after Termination of Employment he or she shall not (directly or indirectly), without the Company's prior written consent, use or disclose to any other person any confidential information or data concerning the Company or other Group members or former Group members, and (ii) for a period of three (3) years from Termination of Employment he or she shall not (directly or indirectly) and without the Company's prior written consent:

         (1) own, manage, control, participate in, consult with or render services of any kind for any concern which engages in a business which is competitive with any business being conducted, or contemplated being conducted, by the Group as of the date of Termination of Employment;

         (2) become an employee or agent of any publicly traded corporation or other entity, or any division or subsidiary of such a corporation or entity, where more than 5% of such organization's business is in competition with any business being conducted, or contemplated being conducted, by the Group as of the date of Termination of Employment, unless the annual sales of such organization do not exceed $40 million;

         (3) participate in any plan or attempt to acquire the business or assets of the Group or control of the voting stock of any member thereof, or in any manner interfere with the control of the Company, whether by friendly or unfriendly means; or

         (4) induce or attempt to induce any individual to leave the employ of the Company or other Group member or hire any such individual who approaches him or her for employment.

If at the time of enforcement of the terms of this Section 6, a court shall hold that the duration, scope or area of restriction stated herein are unreasonable under the circumstances then existing, the Eligible Employee agrees that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope, or area.

         (b) Forfeiture and Other Remedies. Upon any breach of the covenants described in this Section, all benefits then due under the Plan (and all benefits which otherwise would be due under the Plan in the future) to the Eligible Employee or his or her beneficiaries shall be forfeited. The covenants described in this Section run in favor of and shall be enforceable by the Company or its assigns. The Company shall be entitled to all legal and equitable remedies to prevent, cure and compensate for a breach of the covenants described herein, without posting of bond, and all such remedies shall be in addition to such forfeiture. By accepting coverage under the Plan, each Eligible Employee acknowledges and agrees that his or her breach or breach of the covenants described in this Section 6 will result in irreparable harm to the Company. Therefore, to remedy or prevent such a breach the Company shall be entitled to enjoin the Eligible Employee from taking or failing to take such actions as will or which may be reasonably considered to cause such a breach, including an injunction to prevent the Eligible Employee from breaching the terms of this
Section 6.

         SECTION 7. FUNDING AND PAYMENT OF BENEFITS. (a) General. Except as expressly provided herein, the Plan is an unfunded deferred compensation arrangement. No Group member shall establish or is required to establish any trust to fund benefits provided under the Plan, and no such member shall establish or is required to establish any type of earmarking or segregation of its assets to provide for such benefits. In the event of default of a Group member's obligations hereunder, each Participant and his or her beneficiaries shall have no greater entitlements or security than does a general creditor of the Group member.

         (b) Employer Company. Except as otherwise expressly provided herein, the Employer Company shall pay or provide for the payment of benefits hereunder. If the Employer Company does not timely pay such benefits, then, except as described in subsection (c) immediately following, the sole recourse of the claimant Participant or Beneficiary is against such Employer Company and no other member of the Group shall be responsible to pay or provide for the payment of such benefits or liable for the nonpayment thereof.

         (c) Company Assumption of Liability. Under the following circumstances, the Company shall assume and be responsible for the payment of benefits hereunder even though it is not the Employer Company:

         (i) the Employer Company is not participating in the Plan as of the date benefits hereunder are scheduled to commence to a Participant or his or her beneficiaries;

         (ii) the Employer Company does not timely pay or provide for the payment of benefits hereunder and such failure is not corrected within thirty (30) days; or

         (iii) the Participant has a Termination of Employment due to a sale of the stock (or rights analogous to stock) or assets of a Group member, and the Participant has earned a non-forfeitable Retirement Benefit (determined without regard to the forfeiture provision of Section 6(b) unless such section has been actually enforced as to such individual) on or before the date of such termination.

The Company's obligation under paragraph (i) immediately preceding shall cease when the Employer Company agrees to participate in the Plan. The Company's obligation under paragraph (ii) immediately preceding shall cease when the Employer Company is current on its payment of benefits. The Company's obligation under paragraph (iii) immediately preceding shall not come into effect (or if previously effective, shall cease) as of the date the person who purchased such stock or assets, or a person who controls such person, agrees in writing to assume the liability for the benefits the Participant has then earned hereunder; provided, however, that upon a Change in Control the Company, any person in control of the Company, and the Employer Company if not the Company, shall be jointly and severally responsible for payment of benefits hereunder regardless of the other provisions of this Section 7 and the assumption of such liability by another person shall not discharge the Company, any person in control of the Company, and such Employer Company from liability hereunder.

         (d) Participation by Other Group Members. A member of the Group may join in this Plan by adopting a written resolution of its board of directors, and delivering such resolution to the Administrator. Any Group member, other than the Company, may end its participation under the Plan by a written resolution of its board of directors delivered to the Committee, provided, however, that no such resolution ending participation shall be effective until thirty (30) days after it is received by the Administrator. By agreeing to join in the Plan, each Group member agrees to pay or provide for the payment of benefits hereunder to those Participants and their beneficiaries with respect to whom such member is the Employer Company. No such member, other than the Company, shall have any power or authority to terminate, amend, administer, modify, or interpret the Plan, all such powers being reserved to the Administrator and the Committee.

         SECTION 8. DEFAULT. Should the Employer Company (and the Company to the extent provided for in Section 7(c)) fail to pay when due any benefit under the Plan to or with respect to a Participant or Beneficiary and such failure to pay continues for a period of sixty (60) days from receipt of a written notice of nonpayment from the affected Participant or Beneficiary, the Employer Company (and the Company to the extent provided in Section 7(c)) shall be in default hereunder and shall pay to the Participant or Beneficiary the benefits past due and the reasonable costs of collection of any such amount, including reasonable attorney's fees and costs; provided, however, if the Administrator in good faith disputes the amount of such benefit due or whether a person is entitled to such a benefit, then to the extent and duration of such a dispute the Employer Company (and the Company to the extent provided for in Section 7(c)) shall not be considered in default hereunder; provided further, however, a Participant for whom a KEESA becomes operative due to a Change in

Control, and regardless of whether such Participant incurs a Covered Termination, shall be entitled to payment or reimbursement of such costs of collection as provided under Section 13(g).

         SECTION 9. ADMINISTRATION OF THE PLAN. (a) General. The Company, through its designated officers and agents, shall be the Administrator and thereby handle the day-to-day administration of the Plan and such other administrative duties as are allocated to the Administrator under the Plan. All such administrative duties and powers shall be performed by and rest in the Company's Vice President of Human Resources (or persons designated by such Vice President). Except as otherwise provided under the Plan, the Administrator shall:

         (1) determine the rights and benefits of individuals and other persons under the Plan;

         (2)      interpret, construe, and apply the provisions of the Plan;

         (3)      process and direct the payment of Plan benefits;

         (4) adopt such forms as it deems appropriate or desirable to administer the Plan and pay benefits thereunder; and

         (5) adopt such rules and procedures as it deems appropriate or desirable to administer the Plan.

         (b) Committee. The Committee shall exercise such powers as are allocated to it under the Plan and shall be empowered to direct other persons as to Plan administration, and its directions shall be followed to the extent consistent with the powers delegated to the Committee and not otherwise contrary to the provisions of the Plan.

         (c) Indemnity. No member of the Committee or person acting on behalf of the Administrator shall be subject to any liability with respect to the performance of his or her duties under the Plan or a related document unless he or she acts fraudulently or in bad faith. The Company shall indemnify and hold harmless the members of the Committee and the Company's officers and employees, and the officers and employees of another Group member, from any liability with respect to the performance of their duties under the Plan, unless such duties were performed fraudulently or in bad faith. Such indemnification shall cover any and all reasonable attorneys' fees and expenses, judgments, fines and amounts paid in settlement, but only to the extent such amounts are (i) actually and reasonably incurred, (ii) not otherwise paid or reimbursable under an applicable employer paid insurance policy, and (iii) not duplicative of other payments made or reimbursements due by the Company or its affiliates under other indemnity agreements.

         SECTION 10. EFFECT OF KEESA. If a Participant has entered into a KEESA and such Participant incurs a Covered Termination, then as or with respect to that Participant:

         (i) notwithstanding the provisions of Section 6, the scope or duration (or both) of such Participant's covenants under
                  Section 6 shall be no greater or longer than similar covenants provided for in such Participant's KEESA and, to the extent there are no such similar covenants in such Participant's KEESA, then Section 6 shall be void and of no force and effect;

         (ii) if the Participant is not fully vested in his or her accrued benefit under the Pension Plan when he or she so terminates employment, such Participant's Pension Amount as of the Benefit Commencement Date shall be increased by the present value of such non-vested accrued benefit; such present value shall be determined (x) as of the Benefit Commencement Date,
                  (y) by using the amount of such non-vested accrued benefit payable as of the Benefit Commencement Date as calculated under the terms of the Pension Plan and by assuming the Participant was eligible to receive such non-vested accrued benefit under the Pension Plan on and after the attainment of age fifty-five (55), and (z) by using UP 84 mortality and seven percent (7%) interest; and

         (iii) in the case of any conflict between the terms and provisions of this Plan and the terms and provisions of such Participant's KEESA, the terms of such Participant's KEESA shall control to the extent more beneficial to such Participant, and the obligations of the Company under such KEESA shall be in addition to any of its obligations under the Plan.

         SECTION 11. AMENDMENT OR TERMINATION. (a) General. This Plan may be terminated or amended, in whole or in part, at any time by written resolution of the Board of Directors of the Company. Any such action may apply to the Plan as a whole, or any individual Participant or group of Participants. Except as provided in Section 11(b) and (c), any such action may reduce or eliminate (retroactively or prospectively, or both) any benefits under the Plan that otherwise would be payable but for such action.

         (b) Limitation on Power to Amend or Terminate. (1) Vested Participants. As to any Participant who has earned a non-forfeitable Retirement Benefit (determined without regard to Section 6) before the date the Plan is amended or terminated (or, if later, before the date such action is effective), no such amendment or termination shall (without the specific written consent of the Participant):

         (i)      reduce the Retirement Benefit earned by the Participant;

         (ii) reduce the amount of Plan benefits then being paid to a Participant or change the form in which such benefits are being paid; or

         (iii) terminate, amend, or otherwise change the liability of the Company, Employer Company, or other person to pay or provide for the payment of Retirement Benefits protected under clauses
                  (i) and (ii) immediately preceding.

                  (2) Beneficiaries. As to any former Participant who has died before the date the Plan is amended or terminated (or, if later, before the date such action is effective), no such amendment or termination shall (without the specific written consent of such Participant's Beneficiary):

         (i) reduce the amount of Plan benefits to which such Beneficiary is entitled or change the form in which benefits are payable; or

         (ii) terminate, amend, or otherwise change the liability of the Company, Employer Company, or other person to pay or provide for the payment of benefits protected under clause (i) immediately preceding.

         (c) Change in Control. In addition to the limitations described in
Section 11(b), upon a Change in Control for which a Participant's KEESA becomes operative and under which a Covered Termination has or may occur, then without the specific written consent of the Participant (or Beneficiary in the event of the Participant's death), the Plan as in existence immediately prior to the Change in Control may not be (directly or indirectly) terminated, amended, or otherwise changed in any respect during the three year period beginning with the date of the Change in Control, but only with respect to such individual. The prohibition herein described shall apply to any action which affects or is intended to affect the terms and provisions of the Plan as then in effect during such three year period, regardless of when made or effective.

         (d) Continuation of Plan Provisions. To the extent that any Plan benefits, and rights and obligations allocable thereto, are protected under
Section 11(b) and (c), then as to the persons described in Section 11(b) and (c) the Plan shall continue in force and effect, as if no such amendment or termination had occurred, until such benefits are fully paid or fully provided for to such persons.

         SECTION 12. CLAIMS. (a) Filing Claims. A Participant or Beneficiary (or a person who in good faith believes he or she is a Participant or Beneficiary, i.e., a "claimant") who believes he or she has been wrongly denied benefits under the Plan may file a written claim for benefits with the Administrator. Although no particular form of written claim is required, no such claim shall be considered unless it provides a reasonably coherent explanation of the claimant's position.

         (b) Decision on Claim. The Administrator shall in writing approve or deny the claim within sixty (60) days of receipt, provided that such sixty (60) day period may be extended for reasonable cause by notifying the claimant. If the claim is denied, in whole or in part, the Administrator shall provide notice in writing to the claimant, setting forth the following:

         (1)      the specific reason or reasons for the denial;

         (2) a specific reference to the pertinent Plan provisions on which the denial is based;

         (3) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material is necessary; and

         (4) the steps to be taken if the claimant wishes to appeal the decision to the Committee.

         (c) Appeal of Denied Claim. (1) Filing Appeals. A claimant whose claim has been denied in whole or in part may appeal such denial to the Committee by filing a written appeal with the Administrator within sixty (60) days of the date of the denial. A decision of the Administrator which is not appealed within the time herein provided shall be final and conclusive as to any matter which was presented to the Administrator.

                  (2) Rights on Appeal. A claimant (or a claimant's duly authorized representative) who appeals the Administrator's decision shall, for the purpose of preparing such appeal, have the right to review any pertinent Plan documents, and submit issues and comments in writing to the Committee.

         (d) Decision by Appeals Committee. The Committee shall make a final and full review of any properly appealed decision of the Administrator within sixty
(60) days after receipt of the appeal, provided that such period may be extended for reasonable cause by notifying the claimant. The Committee's decision shall be in writing and shall include specific reasons for its decisions and specific references to the pertinent Plan provisions on which its decision is based.

         SECTION 13. MISCELLANEOUS. (a) Employer's Rights. The right of a Group member to discipline or discharge employees or to exercise rights related to the tenure of employment shall not be adversely affected in any manner by reason of the existence of the Plan or any action hereunder.

         (b) Interpretation. Section and subsection headings are for convenient reference only and shall not be deemed to be part of the substance of this instrument or in any way to enlarge or limit the contents of any Section or subsection. Masculine gender shall include the feminine, and vice versa, and singular shall include the plural, and vice versa, unless the context clearly requires otherwise.

         (c) Withholding of Taxes. All benefits earned under the Plan or the payment of such benefits, as the case may be, shall be subject to withholding for federal, state, local and other taxes as required by law. If and to the extent any such withholding is required before such benefits are paid to the Participant or Beneficiary, such withholdings shall be made from amounts otherwise payable to such person by a Group member (e.g., salary). If no such other amounts are available to satisfy such withholdings, and to the extent the Group member pays such withholdings, then notwithstanding the provision of
Section 5 the withholdings so paid by the Group member (with reasonable interest thereon as determined by the Administrator) may be offset against benefits otherwise payable under the Plan.

         (d) Computational Errors. In the event mathematical, accounting, actuarial or other errors are made in administration of the Plan due to mistakes of facts, the Administrator may make equitable adjustments, which may be retroactive, to correct such errors. Such adjustments shall be conclusive and binding on all Participants and Beneficiaries.

         (e) Choice of Law. To the extent not preempted by ERISA or any other federal statute, the construction and interpretation of the Plan shall be governed by the laws of the State of Minnesota.

         (f) Savings Clause. Should any valid federal or state law or final determination of any agency or court of competent jurisdiction affect any provision of this Plan, the Plan provisions not affected by such determination shall continue in full force and effect.

         (g) Change in Control. A Participant for whom a KEESA becomes operative due to a Change in Control, and regardless of whether such Participant incurs a Covered Termination, shall be entitled to adjudicate any dispute regarding his or her benefits or rights and entitlements under the Plan, after compliance to the extent necessary with the claim procedures under Section 12, in the forums and venues as provided in Section 22 of the KEESA, and shall be entitled to payment or reimbursement of costs and expenses related to such adjudication as provided in Section 15 of the KEESA.

         (h) Application of Amendment. This amended and restated Plan document applies with respect to individuals who are Participants on or after August 23, 2000.

         The undersigned, by the authority of the Board of Directors of Pentair, Inc., does hereby approve the form and content of this amended and restated Plan document.



Dated:
      ------------------------         -----------------------------------------
                                       Louis L. Ainsworth
                                       Senior Vice President and General Counsel of Pentair, Inc.



         The undersigned, by the authority of the Board of Directors of Pentair, Inc., does hereby execute the foregoing document for and on behalf of Pentair, Inc. effective as of August 23, 2000.


                                       PENTAIR, INC.


Dated:                                 By:
                                          --------------------------------------
                                          Its:
                                              ----------------------------------

                                   SCHEDULE 1



                                 ITEMS INCLUDED

Base salary or wages, including such salary or wages deferred at the election of an individual under the Pentair, Inc. Non-Qualified Deferred Compensation Plan

401(k) plan before-tax and after-tax employee contributions

Section 125 plan (flexible benefit plan) pre-tax employee contributions

Pentair, Inc. Employee Stock Purchase and Bonus Plan employer bonus contributions

Pentair, Inc. Management Incentive Plan bonus, including such bonus deferred at the election of an individual under the Pentair, Inc. Non-Qualified Deferred Compensation Plan

Holiday pay

Sick leave pay

Bereavement pay

Jury duty pay

Military pay

Gain-sharing payments

Profit-sharing payments

Short-term disability benefits

Perquisites



                                 ITEMS EXCLUDED

Cash payments made and property or rights in property other than cash granted under or pursuant to the Pentair Omnibus Stock Incentive Plan

Special awards under the Pentair, Inc. Management Incentive Plan

Severance pay

Moving expense reimbursements

Employee business expense reimbursements

Tuition reimbursement

Adoption assistance payments

Computer hardware and software purchase reimbursements

Special cash awards

Foreign duty pay enhancements

Except as expressly provided in the column immediately to the left, amounts contributed to (e.g., deferred salary) or received under or pursuant to non-qualified deferred compensation arrangements including, but not limited to, the Pentair, Inc. Non-Qualified Deferred Compensation Plan

Except as expressly provided in the column immediately to the left, all contributions (other than after-tax employee contributions) to and all benefits received under a tax-qualified plan



                                                 Effective as of August 23, 2000

                                TABLE OF CONTENTS

1.       NAME OF PLAN.............................................................................................1

2.       GENERAL DEFINITIONS......................................................................................1

3.       PARTICIPATION, VESTING AND BENEFIT SERVICE, AND RULES GOVERNING
         THE CREDITING OF SERVICE, DISABILITY AND THE DETERMINATION OF
         COMPENSATION AND FINAL AVERAGE COMPENSATION..............................................................5

         (a)      Participation...................................................................................5
         (b)      Vesting.........................................................................................6
         (c)      Benefit Service.................................................................................6
         (d)      Service Credits.................................................................................6
         (e)      Disability......................................................................................8
         (f)      Compensation....................................................................................9

4.       PAYMENTS IN THE EVENT OF DEATH BEFORE THE BENEFIT COMMENCEMENT DATE.....................................10

5.       PAYMENT OF RETIREMENT BENEFITS..........................................................................10

6.       CONFIDENTIALITY, COVENANTS NOT TO COMPETE, AND NON-SOLICITATION.........................................10

         (a)      General........................................................................................10
         (b)      Forfeiture and Other Remedies..................................................................11

7.       FUNDING AND PAYMENT OF BENEFITS.........................................................................12

         (a)      General........................................................................................12
         (b)      Employer Company...............................................................................12
         (c)      Company Assumption of Liability................................................................12
         (d)      Participation by Other Group Members...........................................................13

8.       DEFAULT.................................................................................................13

9.       ADMINISTRATION OF THE PLAN..............................................................................13

         (a)      General........................................................................................13
         (b)      Committee......................................................................................14
         (c)      Indemnity......................................................................................14

10.      EFFECT OF KEESA.........................................................................................14

11.      AMENDMENT OR TERMINATION................................................................................14

         (a)      General........................................................................................14


         (b)      Limitation on Power to Amend or Terminate......................................................15
         (c)      Change in Control..............................................................................15
         (d)      Continuation of Plan Provisions................................................................15

12.      CLAIMS..................................................................................................16

         (a)      Filing Claims..................................................................................16
         (b)      Decision on Claim..............................................................................16
         (c)      Appeal of Denied Claim.........................................................................16
         (d)      Decision by Appeals Committee..................................................................16

13.      MISCELLANEOUS...........................................................................................16

         (a)      Employer's Rights..............................................................................16
         (b)      Interpretation.................................................................................16
         (c)      Withholding of Taxes...........................................................................17
         (d)      Computational Errors...........................................................................17
         (e)      Choice of Law..................................................................................17
         (f)      Savings Clause.................................................................................17
         (g)      Change in Control..............................................................................17
         (h)      Application of Amendment.......................................................................17

SCHEDULE 1